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                                      L E A S E

     THIS LEASE, made and entered into and effective the 29th day of July, 1996, by and between BITTERROOT INVESTMENTS, L.L.C., a Montana Limited Liability Company of P.O. Box 8929, Missoula, Montana 59807-8929, hereinafter called the "LESSOR", AND Cooper Firearms Inc., a Montana corporation, of 4004 Hwy. 93 North, Stevensville, Montana 59870, hereinafter called the "LESSEE",

                                     WITNESSETH:

     1.   DESCRIPTION:   In consideration of the terms and conditions herein
contained, the LESSOR hereby leases unto the LESSEE, and the LESSEE hereby leases from the LESSOR, that certain property situated in Ravalli County, Montana, and more particularly described as follows:

               See Exhibit "A" attached hereto and by
               this reference made a part hereof.

     2.   TERM and RENTAL:   To have and to hold the property for a term of 24
months, beginning July 29, 1996 for a rental to be paid without demand or offset at $2,475.00 per month for the first 12 months. The rent shall be payable at Bitterroot Investments, L.L.C., P.O. Box 8929, Missoula, Montana 59807-8929 on or before the 10th day of each month. This lease may be renewed at the option of LESSEE for an additional period of 12 months by LESSEE providing written notice to LESSOR at the above address no less than 30 nor more than 60 days from the end of the lease term. The amount of rent shall be $3,000.00

     3. USE AND INDEMNIFICATION: The property subject hereto shall be used only for LESSEE'S manufacture and sale of firearms. LESSEE indemnifies and holds LESSOR harmless of any liability due to LESSEE'S or other's use or occupancy of the premises.

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     4.   ENJOYMENT:   The LESSOR agrees that the LESSEE on payment of the rents
and observing and keeping the terms and conditions of this Lease on its part to be kept, shall lawfully, peaceably and quietly hold, occupy and enjoy said premises during the demised terms without hindrance, objection or molestation.

     5. UTILITIES and MAINTENANCE: The LESSEE shall pay all expenses of maintenance and upkeep and utilities prior to delinquency.

     6.   ACCEPTANCE OF PROPERTY:   The LESSEE has personally inspected and
accepts the property in its present condition without representation of any nature. The LESSOR shall not be liable for any injury to person or property caused by or resulting from any defects in the property or form any damage or injury resulting or arising from any other cause or happening whatsoever, unless said damage or injury be caused by or be due directly to the act or failure to act of the LESSOR.

     7. ALTERATIONS, REPAIRS and SURRENDER: The LESSEE shall not make any alterations, additions, or improvements to said property without the written consent of the LESSOR; however, such consent shall not be unreasonably withheld.

     LESSEE agrees that it will commit no waste on said premises nor suffer waste to be committed thereon, and that any improvements now on, or which may be hereinafter placed on said premises, shall not be removed or destroyed while it is in possession of said premises; LESSEE shall not make permanent improvements upon the property without the prior written consent of LESSOR. LESSEE agrees that such improvements shall be and become the property of LESSOR on termination of this LEASE, and LESSEE agrees to keep the improvements on said premises in repair, outside and inside, so as to prevent unreasonable determination of the

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property while it is in possession thereof, ordinary wear and tear excepted.
LESSEE shall be responsible for all repairs and maintenance of the premises, except for losses covered by causality insurance maintained by LESSOR.

     8.   INSURANCE:   LESSOR to keep premises insured for casualty losses
against loss or damage by fire or other cause in the amount of $300,000.00 and maintain boiler and other casualty loss with extended coverage in like amounts, from the effective date of this Lease, payable for benefit of the LESSOR.
LESSEE shall maintain liability insurance coverage of least $1 Million, naming Lessor as additional insureds. LESSEE agrees that LESSOR is not responsible for LESSEE'S equipment, inventory, lost profits or any other loss as a result of calamity or damage to the premises. Nothing in this Lease will prevent LESSEE from carrying insurance to cover such losses.

     In the event of loss to the premises due to fire or other calamity rendering the premises uninhabitable, either party shall have the right to terminate this lease on 30 days notice, in which case the termination date will be effective the date the premises became uninhabitable.

     9. REAL PROPERTY TAXES: The LESSOR agrees that it shall pay all real property taxes incurred during the term of this lease.

     10.  INSPECTION-PRESERVATION:   The LESSEE agrees that the LESSOR and
agents, and other representatives, shall have the right to enter into and upon said property, or any part thereof, at all reasonable hours for the purpose of examining the same, or making such repairs or alterations therein as may be necessary for the safety and preservation thereof, however, the LESSOR shall be under no obligation to do the same.

     LESSEE shall comply with all Federal, State and Local laws and regulations. Lessee

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shall obtain or maintain all necessary permits for its operations, including without limitation, permits necessary for the generation, storage, and disposal of hazardous waste.

     LESSEE shall not store any hazardous waste or other by-products of its operations on the premises for a period of more than 30 days. LESSEE shall lawfully dispose of all hazardous waste if it does not, then LESSOR may (but is not required to do so) at LESSEE'S cost.

     LESSEE indemnifies and holds LESSOR harmless from all claims, liability, rights or causes of action, expenses, damages, fines, attorneys fees and costs arising from the production, use, storage, release, disposal or presence of any hazardous waste, pollution or contamination of the site or other lands, water or air by LESSEE or its employees, officers and directors (whether authorized or not), or those acting at its request or under its direction or control.

     11.  VIOLATION:    It is agreed that time is of the essence of all terms
and conditions of this Lease agreement, and in the event the LESSEE shall fail to fully pay any rental payment due hereunder when due or the LESSEE shall breach any other terms or conditions of this Lease, and the LESSEE shall fail to remedy such default or to discontinue such violation within fifteen (15) days after a written notice is mailed by LESSOR to LESSEE at the address above, then LESSEE shall pay to LESSOR in addition to the rental due a penalty in the amount of One Hundred and no/100 Dollars ($100.00) on the next following day. If the rent and penalty are not paid on the 30th day after mailing of written notice of default, then this Lease given herewith shall thenceforth become null, void and terminated, and the LESSOR, its agents or assigns, may immediately re-enter the property without further notice or demand and remove all persons therefrom and repossess itself of said property.

     12.  ASSIGNMENT AND SUBLEASE: LESSEE may assign this lease or sublease

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the premises or any part thereof only with the prior written consent of Lessor which shall not be unreasonably withheld.

      13.  OPTION TO PURCHASE:   The LESSOR in consideration of the amount of
One Hundred and no/100 Dollars ($100.00) paid by LESSEE to LESSOR and receipt of which is hereby acknowledged, does hereby give and grant unto the LESSEE the right, privilege and option of purchasing the property as follows:

      a. The Purchase price to LESSEE shall be determined within sixty (60) days after the exercise of the option and notice thereof by LESSEE as set forth below by an appraisal hereto and which appraisal shall be conducted by an appraiser mutually agreed to by LESSOR and LESSEE, with the cost of such appraisal to be paid one-half by LESSOR and one-half by LESSEE.

      The One Hundred and no/100 Dollars ($100.00) option money shall be considered as down payment to LESSOR and shall be credited against amounts to be paid by LESSOR to LESSEE. Whether LESSEE exercises the option or not, LESSOR shall be entitled to retain the full amount of One Hundred and no/100 Dollars ($100.00) option money paid herewith, or, in the alternative, the parties shall enter into a contract for deed upon terms mutually agreeable to them.

      b. LESSEE shall exercise this option not later than the 10th day of July, 1998 by providing written notice to LESSOR of the exercise of the option. Such notice of exercise of the option shall be deemed given when a notice is placed in the United States Mail, either registered or certified postage prepaid, and addressed to the LESSOR at the address set forth on the first page of this Lease and option and postage prepaid.

      c. Should the LESSEE fail to timely exercise this option, or if the LESSEE should default upon any other term of this lease and option agreement, this option shall, without notice of any kind, be terminated and void.

      d. LESSOR may sell in a bona fide arms-length transaction the above property subject to this lease and option. LESSOR shall provide written notice to LESSEE at least 45 days prior to closing such a sale of the property. LESSEE may then exercise its option to purchase by meeting the same terms and at the same time as the proposed sale and giving notice of its intention to do so at least 30 days before closing of the sale. If LESSEE does not exercise this right of first refusal its option to purchase shall terminate.

      14. ATTORNEY FEES AND COSTS: Should it become necessary to institute an

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action at law because either party shall be in default in the performance of this agreement, the successful party to such action shall be entitled to reasonable attorney fees and costs as may be determined by the Court.

     15.  NOTICE AND SERVICE:    Any written notice required to be given herein
shall be considered adequately and sufficiently delivered and served after it has been properly addressed, to the last known address of either party or any other person to whom notice is required to be given herein, duly posted and mailed certified in any United States Post Office.

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     IN WITNESS WHEREOF, the parties hereto have signed this instrument the day and year first above written.
LESSOR:




BITTERROOT INVESTMENT, L.L.C.

By:   /s/ Douglas S. Spencer
      _____________________________
      Douglas S. Spencer, Member


LESSEE:

COOPER FIREARMS, INC.

By:    /s/ John Tilleli

     This instrument was acknowledged before me on _________________, 1996 by
___________________.



                                     _________________________________________

                                     Notary Public for the State of __________

                                     Residing at: ____________________________

                                     My Commission Expires:___________________


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                                     EXHIBIT "A"

                               Description of Property

A tract of land located in and being a portion of the NE Section 21, Township 9 North, Range 20 West, PMM, Ravalli County, Montana, and being more particularly described as follows:

Commencing at the northeast corner of Section 21; thence S89 DEG. 52'00" West, 73.49 feet along the north boundary of Section 21 to the true point of beginning; thence S. 16 DEG. 34'07" West 280.37 feet, N86 DEG. 52'00" West,
430.12 feet to a point on the easterly right of way of U.S. Highway 93; thence the following 3 courses along the easterly right of way of U.S. Highway 93: N16 DEG. 34'19" East 252.23 feet, N89 DEG. 38'56" East 31.37 feet
N15 DEG. 33'06" East 2.46 feet to a point on the north boundary of Section 21; thence N. 89 DEG. 52'22" East 405.46 feet along the north boundary of
Section 21 to the true point of beginning, and all according to Certificate of Survey No. 1453.

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